   As filed with the Securities and Exchange Commission on December 6, 2000.
                                                  Registration No. 333-________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       ________________________________

                              PTEK HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)
     Georgia                                                      59-3074176
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

  3399 Peachtree Road, N.E., The Lenox Building, Suite 600, Atlanta, Georgia
                             30326, (404) 262-8400
   (Address, including zip code, and telephone number of principal executive offices)

       PREMIERE TECHNOLOGIES, INC. AMENDED AND RESTATED 1998 STOCK PLAN
                PTEK HOLDINGS, INC. 2000 DIRECTORS STOCK PLAN
                           (Full Title of the Plans)

                                Boland T. Jones
                      Chairman of the Board of Directors
                          and Chief Executive Officer
                              PTEK Holdings, Inc.
                           3399 Peachtree Road, N.E.
                         The Lenox Building, Suite 600
                            Atlanta, Georgia 30326
                                (404) 262-8400
(Name, address, and telephone number, including area code, of agent for service)

                          Copies to:                                         Copies to:
                       Patrick G. Jones                                  Janine Brown, Esq.
                   Executive Vice President                               Alston & Bird LLP
       Chief Legal Officer and Chief Financial Officer                  One Atlantic Center,
                     PTEK Holdings, Inc.                             1201 West Peachtree Street
   3399 Peachtree Road, N.E., The Lenox Building, Suite 600          Atlanta, Georgia 30309-3424
                   Atlanta, Georgia  30326                                (404) 881-7000
                        (404) 262-8400

                                                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                  Proposed         Proposed
                  Title of Securities                          Amount to          Maximum          Maximum          Amount of
                    to be Registered                               Be         Offering Price      Aggregate      Registration Fee
                                                              Registered(1)      Per Share      Offering Price
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (including rights to purchase      2,000,000        $1.828(2)      $3,656,000             $965
 shares of Series C Junior Participating Preferred Stock)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (including rights to purchase      1,000,000        $1.828(2)      $1,828,000             $483
 shares of Series C Junior Participating Preferred Stock)
---------------------------------------------------------------------------------------------------------------------------------

(1) Consists of shares of the registrant's Common Stock that may be issued pursuant to options that may be granted under the Premiere Technologies, Inc. Amended and Restated 1998 Stock Plan and the PTEK Holdings, Inc. 2000 Directors Stock Plan (collectively, the "Plans"). This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Plans.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457, paragraphs (h) and (c), based on the average of the high and low prices of the Common Stock reported on the National Association of Securities Dealers automated quotation system on November 29, 2000.

                                   PART II.
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents are incorporated by reference into this Registrant Statement and are deemed to be a part hereof from the date of the filing of such documents:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission (the "Commission") on March 30, 1999;

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000;

          (3) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000;

          (4) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000;

          (5) the Company's Current Report on Form 8-K dated February 15, 2000 and filed with the Commission on March 3, 2000;

          (6) the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, filed with the Commission on January 18, 2000;

          (7) the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, filed with the Commission on March 16, 2000

          (8) the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1999, filed with the Commission on January 18, 2000;

          (9) the Company's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999, filed with the Commission on January 18, 2000;

          (10) the Company's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1999, filed with the Commission on January 18, 2000;

          (11) the Company's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1999, filed with the Commission on March 16, 2000;

          (12) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective on March 1, 1996, and any amendment or report filed for the purpose of updating any such description;

          (13) the description of the rights to purchase shares of the Company's Series C Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 26, 1998, and any amendment or report filed for the purpose of updating any such description; and

       (14) the information set forth in the Company's Proxy Statement, as revised, under the headings "Security Ownership of Certain Beneficial Owners and Management," "Election of Directors" and "Executive Compensation."

       All other documents subsequently filed by the registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference.


Item 4.Description Of Securities.

       Not applicable.


Item 5.Interests Of Named Experts And Counsel.

       Not applicable.


Item 6.Indemnification Of Directors And Officers

       The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (i) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision relates only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The registrant's Articles of Incorporation, as amended, exonerate the Company's directors from monetary liability to the extent described above.

       In addition to such rights as may be provided by law, the registrant's Bylaws, as amended, provide broad indemnification rights to the registrant's directors and such officers, employees and agents as may be selected by such directors, with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, except that such indemnification does not apply in the same situations described above with respect to the exculpation from liability of the registrant's directors. The registrant is also obligated to reimburse such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, as long as such person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to the registrant any advances made under the Bylaws. Any amendment or other modification to the Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote or alter, amend or repeal the provisions of the Bylaws or (ii) a majority of the Board of Directors present at the meeting at which the votes are taken.

       The registrant has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the registrant agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders. In addition, the registrant holds an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the registrant for a wrongful act that they may become legally obligated to pay or for which the registrant is required to indemnify the directors or officers.

       The registrant believes that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.Exemption From Registration Claimed.

       Not applicable.

Item 8.Exhibits.

       The exhibits included as part of this registration statement are as follows:


   Exhibit Number                                                  Description
   --------------                                                  -----------
        4.1                       Articles of Incorporation of the registrant, as amended (incorporated herein by reference to
                                  Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the Quarter Ended June 30,
                                  1998, filed with the Commission on August 14, 1998.

        4.2                       Amended and Restated Bylaws of the registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q/A for the Quarter Ended
                                  March 31, 1999, filed with the Commission on May 27, 1999).

        4.3                       Shareholder Protection Rights Agreement, dated June 23, 1998, between the Company and
                                  SunTrust Bank, Atlanta, as Rights Agent (incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated June 23, 1998, filed with the Commission on June 26, 1998).

        5.1                       Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

       23.1                       Consent of Arthur Andersen LLP.

       23.2                       Consent of Alston & Bird LLP (included in Exhibit 5.1 above).

       24.1                       Power of Attorney (contained on the signature pages of this registration statement at p.II-7).

Item 9.Undertakings

       (a) The undersigned registrant hereby undertakes:


           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Articles of Incorporation, Bylaws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of December, 2000.

                                    PTEK HOLDINGS, INC.



                                    By: /s/ Boland T. Jones
                                        ---------------------
                                    Boland T. Jones
                                    Chairman of the Board and
                                    Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Patrick G. Jones, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

    Signature                       Capacity                                            Date
    ---------                       --------                                            ----
/s/ Boland T. Jones                                                                   December 5, 2000
---------------------------      Chairman of the Board and
Boland T. Jones                  Chief Executive Officer
                                 (Principal Executive Officer) and Director

/s/ Patrick G. Jones                                                                  December 5, 2000
---------------------------      Executive Vice President, Chief
Patrick G. Jones                 Financial Officer (Principal Financial and
                                 Accounting Officer) and Chief Legal Officer

/s/ George W. Baker, Sr.                                                              December 5, 2000
---------------------------      Director
George W. Baker, Sr.

/s/ Raymond H. Pirtle, Jr.                                                            December 5, 2000
___________________________      Director
Raymond H. Pirtle, Jr.

/s/ William P. Payne                                                                  December 5, 2000
---------------------------
William P. Payne                 Director

/s/ Jeffrey A. Allred                                                                 December 5, 2000
---------------------------      President and Chief Operating Officer
Jeffrey A. Allred                and Director

/s/ Jackie M. Ward                                                                    December 5, 2000
---------------------------      Director
Jackie M. Ward

/s/ Jeffrey T. Arnold                                                                 December 5, 2000
---------------------------      Director
Jeffrey T. Arnold

/s/ Jeffrey M. Cunningham                                                             December 5, 2000
---------------------------      Director
Jeffrey M. Cunningham

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8

    Exhibit Number                                               Description
    --------------                                               -----------
          4.1                   Articles of Incorporation of the registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the
                                Quarter Ended June 30, 1998, filed with the Commission on August 14, 1998).

          4.2                   Amended and Restated Bylaws of the registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q/A for
                                the Quarter Ended March 31, 1999, filed with the Commission on May 27, 1999).

          4.3                   Shareholder Protection Rights Agreement, dated June 23, 1998, between the Company and SunTrust Bank, Atlanta, as Rights Agent (incorporated herein by reference to
                                Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated June 23, 1998, filed with the Commission on June 26, 1998).

          5.1                   Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

         23.1                   Consent of Arthur Andersen LLP.

         23.2                   Consent of Alston & Bird LLP (included in Exhibit 5.1).

         24.1                   Power of Attorney (contained on the signature pages of this registration statement at p. II-6).